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                                                                    EXHIBIT 99.3
                                   JOHN ADAMS
                                 CONFERENCE CALL
                                FEBRUARY 26, 2004

         GOOD MORNING AND THANKS FOR JOINING US.

         MY COMMENTS WILL BE BRIEF TODAY. AS I REPORTED TO YOU AT OUR LAST MEETING, WE RESTRUCTURED OUR BANK REVOLVING CREDIT AGREEMENT THIS PAST FALL.

         YOU WILL RECALL WE HAVE ESSENTIALLY DIVIDED OUR CREDIT FACILITIES INTO CORPORATE/MANUFACTURING AND LEASING. THEY ARE AS FOLLOWS:

         CORPORATE/MANUFACTURING, WE HAVE A

                  1) $275 MILLION REVOLVING CREDIT, LED BY JPMORGAN - JUNE 2005, WE HAD NO BORROWINGS AT YEAR END.

                  2) $123.1 MILLION TERM LOAN DUE JUNE 2007. THIS AMOUNT WAS OUTSTANDING AS OF DECEMBER 31.

         LEASING, WE HAVE A

                  1) 300 MILLION RAILCAR LEASING WAREHOUSE FACILITY, LED BY CSFB - DUE AUGUST 2004. AT YEAR END, $71 MILLION WAS OWING.

                  2) $170 MILLION EQUIPMENT TRUST CERTIFICATE - DUE FEBRUARY 2009 - WITH THE FULL AMOUNT OWING.

         AS IT RELATES TO LEASING, WE CLOSED A $235 MILLION LEVERAGED LEASE FACILITY IN LATE NOVEMBER 2003 WHICH FUNDED OUR FIRST LEASING WAREHOUSE FACILITY. THIS FUNDING WAS SIGNIFICANTLY OVERSUBSCRIBED AND WE ARE VERY PLEASED WE WERE ABLE TO ACCOMPLISH THIS.

         AS MOST OF YOU ARE PROBABLY AWARE, THE DEBT MARKETS HAVE IMPROVED FOR BORROWERS DURING THE LAST SEVERAL WEEKS - THIS IS TRUE FOR BOTH BANK CREDITS AND FOR LONGER TERM DEBT. THEREFORE, WE WILL BE EXPLORING THE POSSIBILITY OF ASSESSING THE CAPITAL MARKETS TO PAY OUR CORPORATE/MANUFACTURING INDEBTEDNESS AND TO GIVE US SOME ADDITIONAL FINANCING FLEXIBILITY FOR THE FUTURE.

NOW, TIM WILL REVIEW OUR BUSINESS WITH YOU.